UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 21, 2021

PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Madison Avenue,	New York,	New York	10016

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

PVH Corp. (the “Company”) announced on October 21, 2021 that Emanuel Chirico, the Company’s Chairman of the Board of Directors (the “Board”), will retire from the Board effective December 31, 2021.

Item 8.01. Other Events.

The Company issued a press release on October 21, 2021 announcing that Henry Nasella, who joined the Board in 2003 and has been serving as the Company’s Presiding Director since 2007, will become the independent Chairman of the Board effective December 31, 2021.

A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements And Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 21, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and
Secretary
Date: October 21, 2021